AMENDMENT NO. 1 TO INVESTMENT ADVISORY AGREEMENT

     This Amendment No. 1 to the Investment Advisory Agreement (the "Agreement") dated February 17, 2005 by and between Met Investors Advisory LLC (the
"Manager") and RCM Capital Management LLC (the "Adviser") with respect to the RCM Global Technology Portfolio ("Portfolio"), is entered into effective the 1st day of January, 2007.

     WHEREAS  the  Agreement   provides  for  the  Adviser  to  provide  certain
investment advisory services to the Manager, for which the Adviser is to receive agreed upon fees; and

     WHEREAS the Manager and the Adviser desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Adviser hereby agree that the Agreement is amended as follows:

     1. Schedule A of the Agreement hereby is amended to change the Adviser's fee to the following:

                                                                Percentage of average daily net assets
------------------------------------------------------------ ---------------------------------------------------------

RCM Global Technology Portfolio                              0.60% of
                                                             first $500 million
                                                             of such assets,
                                                             plus 0.55% of such
                                                             assets over $500
                                                             million
------------------------------------------------------------ ---------------------------------------------------------

     2. All other terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 1st day of January, 2007.


                                         MET INVESTORS ADVISORY LLC



                                         By:______________________________
                                            Authorized Officer


                                         RCM CAPITAL MANAGEMENT LLC



                                         By:______________________________
                                             Authorized Officer